                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 11, 2000


                                  PARAVANT INC.
             (Exact name of registrant as specified in its charter)


         Florida                              0-28114                   59-2209179
(State or other jurisdiction         (Commission File Number)          (IRS Employer
    of incorporation)                                               Identification No.)


          89 Headquarters Plaza North, Suite 1421, Morristown, NJ 07960
           (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:     (973) 631-6190


          (Former name or former address, if changed since last report)

      Paravant Inc. ("Paravant") hereby amends Items 7(a) and 7(b) of its current report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2000 with respect to the acquisition of all of the outstanding shares of capital stock of Catalina Systems Research, Inc., a Colorado corporation ("CRI"), from Jay Perry and Lawrence J. Scally, to supply certain financial statements and pro forma financial information that were not available at the time of filing.

      ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial Statements of Business Acquired. The following financial statements of CRI are included herein:

                  Catalina Systems Research, Inc. Financial Statements as of and for the six months ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999 (audited) (included as pages F-1 to F-10 of this Form 8-K/A Amendment No. 1).

         (b) Pro Forma Financial Information. The following pro forma financial information is included herein:

                  Paravant Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000 and Income Statements for the year ended September 30, 1999 and nine months ended June 30, 2000 (included as pages F-11 to F-18 of this Form 8-K/A Amendment No. 1).

         (c) Exhibits. The following Exhibits are filed as a part of this report:

               2.1 Stock Purchase Agreement dated as of July 11, 2000, by and among Paravant Inc., Jay Perry and Lawrence
                           J. Scally (incorporated by reference to Item 2.1 of Paravant's Form 8-K filed on July 17, 2000).

               23.1        Consent of KPMG LLP.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 25, 2000                  PARAVANT INC.
                                           (Registrant)


                                            By:  /s/ John C. Zisko
                                                 --------------------------
                                                  John C. Zisko
                                                  Vice President and
                                                  Chief Financial Officer

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION


                                                                                             PAGE
                                                                                             ----
FINANCIAL STATEMENTS:

   Catalina Systems Research, Inc.:
      Independent Auditors' Report                                                               F-1

      Financial Statements:
       Balance Sheets as of December 31, 1999 and June 30, 2000 (unaudited)                      F-2
       Statements of Income for the year ended December 31, 1999 and for the
          six months ended June 30, 1999 and 2000 (unaudited)                                    F-3
       Statements of Stockholders' Equity for the year ended December 31, 1999 and
          for the six months ended June 30, 2000 (unaudited)                                     F-4
       Statements of Cash Flows for the year ended December 31, 1999 and for the
          six months ended June 30, 1999 and 2000 (unaudited)                                    F-5
       Notes to Financial Statements                                                         F-6 - F-10

PRO FORMA FINANCIAL INFORMATION:

    Unaudited Pro Forma Condensed Combined Financial Information                                 F-11

    Unaudited Pro Forma Condensed Combined  Balance Sheet as of June 30, 2000                 F-12 - F-13

    Unaudited Pro Forma Condensed Combined Statement of Income for the
       Year Ended September 30, 1999                                                             F-14

    Unaudited Pro Forma Condensed Combined Statement of Income for the
       Nine months Ended June 30, 2000                                                           F-15

    Unaudited Notes to Pro Forma Condensed Combined Financial Statements                      F-16 - F-18

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Catalina Systems Research, Inc.:


We have audited the accompanying balance sheet of Catalina Systems Research, Inc. as of December 31, 1999, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalina Systems Research, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP

August 18, 2000

                            CATALINA SYSTEMS RESEARCH, INC.

                                   Balance Sheets


                                                                December 31,    June 30,
                     Assets                                         1999         2000
                                                                 ----------   ----------
                                                                             (Unaudited)
Current assets:
    Cash and cash equivalents                                    $1,688,944   $1,018,605
    Accounts receivable                                           1,453,886      750,473
    Inventories (note 2)                                            560,891      592,432
    Prepaid expenses and other current assets                       123,512       42,892
                                                                 ----------   ----------
             Total current assets                                 3,827,233    2,404,402
Property and equipment, net (note 3)                                749,021      530,889
                                                                 ----------   ----------
             Total assets                                        $4,576,254   $2,935,291
                                                                 ==========   ==========
                         Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                             $   96,033   $  343,550
    Accrued expenses:
       Compensation and benefits                                    284,492      114,303
       Other                                                            300       38,074
    Distribution payable                                               --        186,748
    Notes payable to bank (note 4)                                   14,199         --
                                                                 ----------   ----------
             Total current liabilities                              395,024      682,675
Notes payable to bank, excluding current installments (note 4)       55,281         --
                                                                 ----------   ----------
             Total liabilities                                      450,305      682,675
                                                                 ----------   ----------
Stockholders' equity:
    Common stock, $.15 par value; 100,000 shares authorized;
       20,000 shares issued and outstanding                           3,000        3,000
    Additional paid-in capital                                        3,750        3,750
    Retained earnings                                             4,119,199    2,245,866
                                                                 ----------   ----------
             Total stockholders' equity                           4,125,949    2,252,616
                                                                 ----------   ----------
Commitments and contingencies (notes 5 and 7)
                                                                 ----------   ----------
             Total liabilities and stockholders' equity          $4,576,254   $2,935,291
                                                                 ==========   ==========




See accompanying notes to financial statements.

                         CATALINA SYSTEMS RESEARCH, INC.

                              Statements of Income





                                          Year ended      Six months ended June 30,
                                          December 31,   ----------------------------
                                              1999          1999           2000
                                          -----------    -----------    -----------
                                                                (Unaudited)
Revenues:
    Product sales                         $ 6,238,123    $ 3,213,099    $ 2,272,156
    Services                                1,890,242      1,066,200      1,013,649
                                          -----------    -----------    -----------
           Total revenues                   8,128,365      4,279,299      3,285,805
Cost of products and services               3,435,774      1,822,638      1,529,869
                                          -----------    -----------    -----------
           Gross profit                     4,692,591      2,456,661      1,755,936
                                          -----------    -----------    -----------
Operating expenses:
    Research and development                  592,309        207,043        301,052
    Selling, general and administrative     2,205,510        893,730      1,159,416
                                          -----------    -----------    -----------
           Total operating expenses         2,797,819      1,100,773      1,460,468
                                          -----------    -----------    -----------
           Income from operations           1,894,772      1,355,888        295,468
                                          -----------    -----------    -----------
Other income (expense):
    Interest income                            50,823         20,254         33,154
    Interest expense                           (3,946)          (611)        (3,169)
    Other income (expense)                     61,059         29,384        (42,969)
                                          -----------    -----------    -----------
                                              107,936         49,027        (12,984)
                                          -----------    -----------    -----------
           Net income                     $ 2,002,708    $ 1,404,915    $   282,484
                                          ===========    ===========    ===========




See accompanying notes to financial statements.

                         CATALINA SYSTEMS RESEARCH, INC.

                       Statements of Stockholders' Equity


                                                        Additional
                                             Common       paid-in    Retained
                                              stock       capital    earnings       Total
                                            -------        -----    ---------     ---------
Balance at December 31, 1998                $ 3,000        3,750    2,498,491     2,505,241
Net income                                     --           --      2,002,708     2,002,708
Distributions to stockholders                  --           --       (382,000)     (382,000)
                                            -------        -----    ---------     ---------
Balance at December 31, 1999                  3,000        3,750    4,119,199     4,125,949
Net income (unaudited)                         --           --        282,484       282,484
Distributions to stockholders (unaudited)      --           --     (2,155,817)   (2,155,817)
                                            -------        -----    ---------     ---------
Balance at June 30, 2000 (unaudited)        $ 3,000        3,750    2,245,866     2,252,616
                                            =======        =====    =========     =========


See accompanying notes to financial statements.

                         CATALINA SYSTEMS RESEARCH, INC.

                            Statements of Cash Flows




                                                         Year ended      Six months ended June 30,
                                                        December 31,     --------------------------
                                                            1999             1999           2000
                                                          ----------     ----------     ----------
                                                                                 (Unaudited)
Cash flows from operating activities:
    Net income                                             $2,002,708     $1,404,915     $  282,484
    Adjustments to reconcile net income to net
       cash flows provided by operating activities:
          Depreciation and amortization                       298,570        140,980        219,948
          Gain on sale of investments                         (60,936)          --             --
          Unrealized gain on investments                         --          (30,289)          --
          Proceeds from sale of trading securities            388,116           --             --
    Increase (decrease) in cash caused by changes in:
       Accounts receivable                                   (625,268)       (20,699)       703,413
       Inventories                                            704,907        221,143        (31,541)
       Prepaid expenses and other current assets              (11,952)        66,311         80,620
       Accounts payable                                      (298,062)      (195,931)       247,517
       Accrued expenses                                      (439,760)      (636,523)      (132,415)
       Distribution payable                                      --             --          186,748
       Deferred revenue                                      (570,000)      (570,000)          --
                                                           ----------     ----------     ----------
             Net cash provided by operating activities      1,388,323        379,907      1,556,774
                                                           ----------     ----------     ----------
Cash flows from investing activity:
    Purchases of property and equipment                      (175,556)      (151,517)       (62,674)
                                                           ----------     ----------     ----------
             Net cash used by investing activities           (175,556)      (151,517)       (62,674)
                                                           ----------     ----------     ----------
Cash flows from financing activities:
    Borrowings under long-term debt                            76,131         76,131           --
    Payments on long-term debt                                 (6,651)          --          (69,480)
    Distributions to shareholders                            (382,000)      (146,493)    (2,094,959)
                                                           ----------     ----------     ----------
             Net cash used by financing activities           (312,520)       (70,362)    (2,164,439)
                                                           ----------     ----------     ----------
             Net increase (decrease) in cash and cash
               equivalents                                    900,247        158,028       (670,339)
Cash and cash equivalents at beginning of period              788,697        788,697      1,688,944
                                                           ----------     ----------     ----------
Cash and cash equivalents at end of period                 $1,688,944     $  946,725    $ 1,018,605
                                                           ==========     ==========     ==========
Supplemental disclosure of cash flow information:
    Interest paid                                          $    3,946     $      611    $     3,169
                                                           ==========     ==========     ==========
Supplemental schedule of noncash investing and
    financing activities:
       Noncash distribution of vehicles to shareholders    $     --       $     --      $    60,858
                                                           ==========     ==========     ==========


See accompanying notes to financial statements.

                         CATALINA SYSTEMS RESEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1999




(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)  BUSINESS AND OPERATIONS

              Catalina Systems Research, Inc. ("CRI" or the "Company"), founded in 1990, designs and markets real-time, high bandwidth, low latency digital signal processing solutions for highly sophisticated commercial and military markets. The Company, located in Colorado Springs, Colorado, believes that all of its material operations are part of the digital signal processing environment and it currently reports a single industry segment. Major customers include Raytheon Range Systems, Lockheed Martin and STL of Ohio.

          (b) CASH AND CASH EQUIVALENTS

              Cash and cash equivalents include interest earning deposits with original maturities of 90 days or less.

          (c) INVESTMENT SECURITIES

              Investment securities consist of mutual funds. The Company classifies its mutual funds as trading securities. Trading securities are bought and held principally for the purpose of selling them in the near future. Trading securities are recorded at fair value.

          (d) INVENTORIES

              Inventories are stated at the lower of cost or market, determined on a weighted average cost. The Company provides an allowance for obsolescence as inventories become unusable or obsolete.

          (e) PROPERTY AND EQUIPMENT

              Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years.

          (f) REVENUE RECOGNITION

              The Company recognizes revenue when an order has been received, the product has been shipped or services have been rendered, pricing is fixed and collectibility is reasonably assured. Contracts to design and develop complex digital signal processing hardware and software to buyer's specification or to provide services related to the performance of such contracts are accounted for using the percentage-of-completion method of accounting. Accordingly, revenues are recognized in the ratio that contract costs incurred are to estimated total contract costs. Losses expected to be incurred on contracts are charged to operations in the period that such losses are determined.

          (g) RESEARCH AND DEVELOPMENT

              Costs and expenses incurred in research and development are expensed in the period incurred.

                                                                    (Continued)

                         CATALINA SYSTEMS RESEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1999




          (h) INCOME TAXES

              The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the Company's federal and state taxable income or loss are reportable by shareholders on their individual income tax returns. Therefore, no provision or liability for income tax has been included in these financial statements.

          (i) USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          (j) FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amount of the notes payable approximates fair value since the effective interest rate applicable to such obligation approximates current market interest rates.

          (k) CONCENTRATION OF CREDIT RISK

              The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable which are generally not collateralized. The Company's policy is to place its cash and cash equivalents with high credit quality financial institutions in order to limit the amount of credit exposure. The Company extends credit to its customers primarily in the government intelligence industry on an unsecured basis on terms it establishes for individual customers.

          (l) INTERIM FINANCIAL INFORMATION

              The financial statements for the six months ended June 30, 1999 and 2000 are unaudited but reflect only normal and recurring adjustments which are, in the opinion of management, necessary for the fair presentation of financial position and results of operations. Operating results for the six months ended June 30, 1999 and 2000 are not necessarily indicative of the results that may be expected for the full year.

                                                                    (Continued)

                         CATALINA SYSTEMS RESEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1999



          (m) RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments.


(2)      INVENTORIES

       Inventories as of December 31, 1999 and June 30, 2000 consist of:


                                                  DECEMBER 31,          JUNE 30,
                                                      1999                2000
                                                  -----------          ----------
                                                                       (UNAUDITED)
Raw materials                                       $289,649            $452,130
Work in process                                       72,182              72,986
Finished goods                                       199,060              67,316
                                                  -----------          ----------
                                                    $560,891            $592,432
                                                  ===========          ==========


(3)    PROPERTY AND EQUIPMENT

       Property and equipment as of December 31, 1999 and June 30, 2000 consists of:


                                                     DECEMBER 31,    JUNE 30,
                                                        1999          2000
                                                  -----------      ----------
                                                                   (UNAUDITED)
Furniture and fixtures                            $   22,652       $   23,965
Vehicles                                              81,144             --
Computer software                                    599,704          602,129
Equipment                                            970,509        1,029,445
                                                  ----------       ----------
                                                   1,674,009        1,655,539
Less accumulated depreciation                        924,988        1,124,650
                                                  -----------      ----------
       Property and equipment, net                   749,021          530,889
                                                  ===========      ==========



                                                                    (Continued)

                         CATALINA SYSTEMS RESEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1999



(4)    NOTES PAYABLE TO BANK

       Notes payable to bank as of December 31, 1999 consists of:

           7.98% note payable to bank, payable in monthly installments of $802.61, including interest, through April 2004; secured
              by a vehicle.                                                                   $34,740
           7.98% note payable to bank, payable in monthly installments of
              $802.61, including interest, through April 2004; secured by
              a vehicle.                                                                       34,740
                                                                                              -------
                                                                                               69,480
           Less current installments of long-term debt                                         14,199
                                                                                              -------
                  Long term debt, excluding of current installments                           $55,281
                                                                                              ========


       On June 30, 2000, both notes payable were paid off in full.


(5)    LEASES

       The Company leases its office space in Colorado Springs under a noncancelable operating lease. Future minimum lease commitments for the years ended December 31 are as follows:


      2000                                               $122,009
      2001                                                122,009
      2002                                                122,009
      2003                                                122,009
      2004                                                 50,837
                                                         --------
                                                         $538,873
                                                         ========


       Total rental expense was approximately $126,000 for the year ended December 31, 1999 and approximately $64,000 (unaudited) and $62,000 (unaudited) for the six months ended June 30, 1999 and 2000, respectively.


(6)    EMPLOYEE BENEFIT PLAN

       The Company has a 401(k) plan (the "Plan") for all full time employees of the Company. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. There were no expenditures related to the Plan for the year ended December 31, 1999, the six months ended June 30, 1999 or 2000 (unaudited).


                                                                  (Continued)

                         CATALINA SYSTEMS RESEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1999



(7)    CONTINGENCIES

       In the ordinary course of business, the Company is party to certain legal proceedings. Based upon information presently available, management believes the ultimate resolution of all legal matters of which it is currently aware will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(8)    SUBSEQUENT EVENT

       On July 11, 2000, the Company entered into an agreement to sell its common stock to Paravant, Inc. Under the terms of the agreement, the shareholders of Catalina would receive approximately $13.8 million in cash, up to $2,500,000 notes payable under a contingent earn-out agreement payable over 39 months, and a $100,000 covenant-not-to-compete paid to each of the two sellers.

                                  PARAVANT INC.

          Unaudited Pro Forma Condensed Combined Financial Information


The accompanying unaudited pro forma condensed combined financial information provides information about the impact of the acquisition of Catalina Systems Research, Inc. ("CRI" or "Catalina") by Paravant Inc. (the "Company") on July 11, 2000 as if the transaction had been consummated on June 30, 2000 for purposes of the unaudited pro forma condensed combined balance sheet as of June 30, 2000 and on October 1, 1998 for purposes of the unaudited pro forma condensed combined statements of income for the periods ended September 30, 1999 and June 30, 2000.

                                  PARAVANT INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                                 June 30, 2000

                                                         Historical
                                                  ----------------------     Pro forma
          Assets                                  Company      Catalina     adjustments    Pro forma
-----------------------------------------       -----------   -----------   -------------  -----------
Current assets:
    Cash and cash equivalents                   $   281,746     1,018,605          --       1,300,351
    Marketable securities                         1,092,356          --            --       1,092,356
    Accounts receivable, net                      4,770,095       750,473          --       5,520,568
    Costs and estimated earnings in excess
       of billings on uncompleted contracts       5,921,499          --            --       5,921,499
    Inventories                                   6,526,230       592,432          --       7,118,662
    Prepaid expenses and other current assets       193,673        42,892          --         236,565
    Deferred income taxes                         1,290,905          --            --       1,290,905
                                                -----------     ---------       --------   -----------
           Total current assets                  20,076,504     2,404,402          --      22,480,906
Property and equipment, net                       4,110,878       530,889          --       4,641,767
Demonstration pool and custom molds                 489,261          --            --         489,261
Intangible assets, net                            4,661,587          --         200,000 3a  4,861,587
Employee note receivable                            215,685          --            --         215,685
Other assets                                      1,685,661          --            --       1,685,661
Goodwill                                         16,049,079          --      11,947,384 3a 27,996,463
                                                -----------     ---------    -----------   -----------
           Total assets                         $47,288,655     2,935,291    12,147,384    62,371,330
                                                ===========     =========    ===========   ===========

                                  PARAVANT INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet

                                 June 30, 2000


                                                              Historical
                                                     -----------------------------   Pro forma
       Liabilities and Equity                         Company            Catalina    adjustments        Pro forma
---------------------------------------------       -------------      -----------  --------------     ------------

Current liabilities:
    Revolving line of credit                         $       --              --      13,800,000   3b   13,800,000
    Current maturities of notes payable to
       related parties                                  1,235,000            --              --         1,235,000
    Current maturities of capital lease
       obligations                                         56,812            --              --            56,812
    Current maturities of long-term debt                     --              --              --              --
    Accounts payable                                    1,776,228         343,550       600,000   3c    2,719,778
    Billings in excess of costs and estimated
         earnings on uncompleted contracts                 93,879            --              --            93,879
    Provision for losses on contracts in process          494,870            --              --           494,870
    Accrued expenses and other current liabilities      2,113,475         339,125            --         2,452,600
                                                     ------------       ---------      ----------      ----------
       Total current liabilities                        5,770,264         682,675      14,400,000      20,852,939
    Revolving line of credit                            5,636,530            --              --         5,636,530
    Notes payable to related parties, excluding
       current installments                               794,094            --              --           794,094
    Capital lease obligations, excluding
       current installments                                15,447            --              --            15,447
    Long-term debt, excluding current
       installments                                     1,756,709            --              --         1,756,709
    Deferred compensation                               1,136,824            --              --         1,136,824
    Deferred income taxes                                 127,324            --              --           127,324
                                                     ------------       ---------      ----------      ----------
       Total liabilities                               15,237,192         682,675      14,400,000      30,319,867
                                                     ------------       ---------      ----------      ----------
Stockholders' equity:
    Common stock                                          267,896           3,000          (3,000) 3d     267,896
    Additional paid-in capital                         21,955,498           3,750          (3,750) 3d  21,955,498
    Retained earnings                                  11,290,387       2,245,866      (2,245,866) 3d  11,290,387
                                                     ------------       ---------      ----------      ----------
                                                       33,513,781       2,252,616      (2,252,616)     33,513,781
    Less treasury stock, at cost                       (1,462,318)           --              --        (1,462,318)
                                                     ------------       ---------      ----------      ----------
       Total stockholders' equity                      32,051,463       2,252,616      (2,252,616)     32,051,463
                                                     ------------       ---------      ----------      ----------
       Total liabilities and stockholders' equity    $ 47,288,655       2,935,291      12,147,384      62,371,330
                                                     ============       =========      ==========      ==========

                                  PARAVANT INC.

           Unaudited Pro Forma Condensed Combined Statement of Income

                          Year ended September 30, 1999


                                                             Historical
                                                      --------------------------
                                                                                      Pro forma
                                                       Company          Catalina      adjustments      Pro forma
                                                     ------------      ----------     --------------  ------------
Contract revenues                                    $ 42,279,478       8,128,365            --        50,407,843
Costs of contract revenues                             20,840,615       3,435,774            --        24,276,389
                                                     ------------       ---------     ------------     ----------
           Gross profit                                21,438,863       4,692,591            --        26,131,454
                                                     ------------       ---------     ------------     ----------
Sales and marketing                                     2,296,097            --              --         2,296,097
Research, development, and engineering                  2,536,530         592,309            --         3,128,839
General and administrative expenses                     4,400,561       2,205,510            --         6,606,071
Amortization expense                                    1,968,649            --         1,261,405 4a    3,230,054
                                                     ------------       ---------      -----------     ----------
          Total selling and administrative expense     11,201,837       2,797,819       1,261,405      15,261,061
                                                     ------------       ---------      -----------     ----------
          Income from operations                       10,237,026       1,894,772      (1,261,405)     10,870,393
Other income (expense):
    Interest expense                                     (777,076)         (3,946)     (1,159,200)4b   (1,940,222)
    Interest income                                        60,416          50,823            --           111,239
    Miscellaneous                                         159,234          61,059            --           220,293
                                                     ------------       ---------      ----------      ----------
          Income before income taxes                    9,679,600       2,002,708      (2,420,605)      9,261,703
Income taxes                                            3,793,958            --          (162,980)4c    3,630,978
                                                     ------------       ---------      ----------      ----------
          Net income                                 $  5,885,642       2,002,708      (2,257,625)      5,630,725
                                                     ============       =========      ==========      ==========
Basic earnings per share                             $       0.42                                            0.40
                                                     ============                                      ==========
Diluted earnings per share                           $       0.41                                            0.39
                                                     ============                                      ==========
Weighted average number of common
    shares outstanding                                 13,978,583                                      13,978,583
Plus incremental shares from assumed
    conversion of options and warrants                    413,669                                         413,669
                                                     ------------                                      ----------
Weighted average number of common
    shares outstanding and dilutive
    potential common shares outstanding                14,392,252                                      14,392,252
                                                     ============                                      ==========

                                  PARAVANT INC.

           Unaudited Pro Forma Condensed Combined Statement of Income

                        Nine months ended June 30, 2000



                                                            Historical
                                                    ----------------------------       Pro forma
                                                        Company         Catalina      adjustments      Pro forma
                                                     ------------     -----------      -----------    ------------
Contract revenues                                    $ 23,667,171       5,383,108            --        29,050,279
Costs of contract revenues                             12,696,153       2,366,242            --        15,062,395
                                                     ------------     -----------      -----------    ------------
           Gross profit                                10,971,018       3,016,866            --        13,987,884
                                                     ------------     -----------      -----------    ------------
Sales and marketing                                     1,515,438            --              --         1,515,438
Research, development, and engineering                  1,649,461         367,107            --         2,016,568
General and administrative expenses                     3,884,049       2,111,441            --         5,995,490
Amortization expense                                    1,543,482            --           946,054 4a    2,489,536
Non-recurring expenses                                    685,813            --              --           685,813
                                                     ------------     -----------      -----------    ------------
          Total selling and administrative expense      9,278,243       2,478,548         946,054      12,702,845
                                                     ------------     -----------      -----------    ------------
          Income from operations                        1,692,775         538,318        (946,054)      1,285,039
Other income (expense):
    Interest expense                                     (167,262)         (4,132)       (869,400) 4b  (1,040,794)
    Interest income                                       231,539          51,346            --           282,885
    Miscellaneous                                          10,757          (9,435)           --             1,322
                                                     ------------     -----------      -----------    ------------
          Income before income taxes                    1,767,809         576,097      (1,815,454)        528,452
Income taxes                                              845,012            --          (483,349) 4c     361,663
                                                     ------------     -----------      -----------    ------------
          Net income                                 $    922,797         576,097      (1,332,105)        166,789
                                                     ============     ===========      ===========    ============
Basic earnings per share                             $       0.05                                            0.01
                                                     ============                                     ============
Diluted earnings per share                           $       0.05                                            0.01
                                                     ============                                     ============
Weighted average number of common
    shares outstanding                                 17,492,587                                      17,492,587

Plus incremental shares from assumed
    conversion of options and warrants                    461,983                                         461,983
                                                     -------------                                   ------------
Weighted average number of common
    shares outstanding and dilutive
    potential common shares outstanding                17,954,570                                      17,954,570
                                                     ============                                    ============

                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements



(1)    BASIS OF PRESENTATION

       The pro forma condensed consolidated financial statements are unaudited and give effect to the acquisition of Catalina Systems Research, Inc. ("CRI" or "Catalina") on July 11, 2000 by Paravant Inc. (the "Company"). The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and CRI giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments discussed below. The Company has made preliminary estimates of fair value for the net assets acquired from CRI and has allocated the purchase price using these estimates. These unaudited pro forma condensed combined financial statements may not be indicative of the financial position or results of operations that actually would have occurred if the combination had been in effect on October 1, 1998 or June 30, 2000 or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements of the Company, contained in the Company's Form 10-K for the year ended September 30, 1999, and Form 10-Q for the nine months ended June 30, 2000, and the financial statements of CRI contained elsewhere herein.

       The Company's fiscal year ends on September 30, while CRI's fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet includes the June 30, 2000 balance sheet for each company. The unaudited pro forma condensed consolidated statement of income for the year ended September 30, 1999 includes the statement of income for the year ended September 30, 1999 for the Company and the year ended December 31, 1999 for CRI. The unaudited pro forma condensed combined statement of income for the nine months ended June 30, 2000 includes the statement of income for the nine months ended June 30, 2000 for both companies.

(2)    ACQUISITION OF CRI

       On July 11, 2000, the Company acquired all the outstanding common stock of CRI. The purchase price consisted of (i) $13,800,000 in cash (financed through the Company's existing line of credit), (ii) $2,500,000 in subordinated promissory notes payable under a contingent cash earn-out agreement payable over 39 months, with interest payable at 8%, and (iii) a $100,000 covenant not to compete paid to each of the two sellers. Under the earnout agreement, as additional consideration for the CRI shares, in the event that CRI's earnings before income taxes ("EBIT") for the fifteen-month period ending September 30, 2001 exceeds $4,000,000, the CRI's shareholders will receive 90% of the excess, up to $4,500,000. In the event that CRI's EBIT for the fiscal year ending September 30, 2002 exceeds $3,500,000, the CRI's shareholders will receive 90% of the excess, up to $4,000,000. In the event that CRI's EBIT for the fiscal year ending September 30, 2003 exceeds $4,200,000, the CRI's shareholders will receive the sum of (i) 90% of the excess, up to $5,200,000, plus
       (ii) 45% of the excess over $5,200,000, up to $6,200,000.

       The transaction will be accounted for as an asset purchase for tax purposes. Accordingly, there are no deferred taxes in the opening balance sheet of the acquired company.



                                                                     (Continued)

                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements




(3)    ADJUSTMENTS TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

       The following describes the pro forma adjustments made to arrive at the pro forma consolidated balance sheet as of June 30, 2000 as if the acquisition was consummated on such date.

(a) Record excess of purchase price over estimated fair value of net assets acquired and non-competition agreements as follows:


Purchase price:
    Cash paid with line of credit borrowings                        $13,800,000
    Transaction costs                                                   400,000
    Non-competition agreements                                          200,000
                                                                    -----------
                                                                     14,400,000
Estimated fair value of net assets acquired as of June 30, 2000      (2,252,616)
                                                                    -----------
Excess of purchase price over estimated fair value of net assets    $12,147,384
                                                                    ===========
Non-competition agreements                                          $   200,000
Goodwill                                                             11,947,384
                                                                    -----------
                                                                    $12,147,384
                                                                    ===========


(b) Record payment of cash of $13,800,000, financed through the Company's existing line of credit.

(c) Record $400,000 of transaction costs and non-competition agreements of $200,000.

(d)  Remove historical amounts of CRI stockholders equity.


(4)    ADJUSTMENTS TO PRO FORMA STATEMENTS OF INCOME

       The following describes the pro forma adjustments included in the unaudited pro forma condensed combined statements of income for the year ended September 30, 1999 and nine months ended June 30, 2000 as if the acquisition was consummated on October 1, 1998.

       (a) Record amortization of goodwill ($1,194,738 in 1999 and $896,054 in 2000) over a 10 year period and intangible non-competition agreements ($66,667 in 1999 and $50,000 in 2000) over a 3 year period.

                                                                     (Continued)

                                  PARAVANT INC.

                     Notes to Unaudited Pro Forma Condensed
                          Combined Financial Statements


(b) Record interest expense associated with line of credit ($13,800,000 at 8.4%, or $1,159,200 in 1999 and $869,400 in 2000).

(c) Record income taxes at 39% associated with CRI changing from an S corporation to a C corporation, net of deductions for amortization and interest recorded in (a) and (b) above.

                                  PARAVANT INC.
                      INDEX TO EXHIBITS FILED WITH FORM 8-K

<Caption
Exhibit  Description of Exhibit
2.1      Stock Purchase Agreement dated as of July 11, 2000, by and among Paravant
         Inc., Jay Perry and Lawrence J. Scally (incorporated by reference to Item
         2.1 of Paravant's Form 8-K filed on July 17, 2000).

23.1     Consent of KPMG LLP.